Exhibit 99.1

VERTICALFALLS SOFTWARE, INC.
Balance Sheets

			Unaudited
	Dec. 31, 2006	Dec. 31, 2005	Jun. 30, 2007
ASSETS
Current Assets
Cash and Cash Equivalents	$8,739	$32,272	$9,287
Accounts Receivable	10,168	1,079,223	137,970
Prepaid Expenses and Other Current Assets	40,000	0	40,000
Total Current Assets	58,907	1,111,495	187,257

Property and Equipment, Net	7,948	2,641	7,948
TOTAL ASSETS	$66,855	$1,114,136	$195,205

LIABILITIES AND STOCKHOLDERS’ EQUITY
(DEFICIENCY)
Current Liabilities
Accounts Payable and Accrued Expenses	$255,040	$176,553	$300,697
Customer Deposits	0	784,455	0
Notes Payable	199,750	50,000	259,750
Notes Payable - Related Parties	0	58,596	0
Total Current Liabilities	454,790	1,069,604	560,447

Stockholders’ Equity (Deficiency)
Common Stock - $.01 par value, 10,000 Shares
Authorized, 7,000 Shares Issued and Outstanding at
December 31, 2006 and 2005 and June 30, 2007	70	70	70
Retained Earnings (Accumulated Deficit)	(388,005)	44,462	(365,312)
Total Stockholders’ Equity (Deficiency)	(387,935)	44,532	(365,242)
TOTAL LIABILITIES AND STOCKHOLDERS’
EQUITY (DEFICIENCY)	$66,855	$1,114,136	$195,205

See Notes to Financial Statements

Exhibit 99.1: Page 1

VERTICALFALLS SOFTWARE INC.
Statements of Operations

			Unaudited
	For the Years Ended		For the Six Months Ended
	December 31,		June 30,
	2006	2005	2007	2006
Revenues	$1,957,071	$1,143,090	$209,065	$301,889

Operating Costs and Expenses
Marketing and Advertising	2,000	0	8,981	0
Professional Fees	780,000	575,992	77,338	202,893
Travel and Entertainment	55,415	53,838	9,916	11,849
Office	5,172	5,724	2,413	1,391
Other General and Administrative Expenses	362,268	388,492	92,669	35,833
Depreciation and Amortization	1,284	466	0	0
Total Operating Expenses	1,206,139	1,024,512	191,317	251,966

Income from Operations	750,932	118,578	17,748	49,923

Interest Expense, Net	12,795	1,376	14,055	2,702

Net Income	738,137	117,202	3,693	47,221

Retained Earnings (Accumulated Deficit) -
Beginning of Period	44,462	(72,740)	(388,005)	44,462
Less: Stockholders’ Distributions	1,170,604	0	(19,000)	840,000
Retained Earnings (Accumulated Deficit) - End of
Period	$(388,005)	$44,462	$(365,312)	$(748,317)

See Notes to Financial Statements

Exhibit 99.1: Page 2

VERTICALFALLS SOFTWARE INC.
Statements of Cash Flows

			Unaudited
	For the Years Ended		For the Six Months Ended
	December 31,		June 30,
	2006	2005	2007	2006
Cash Flows from Operating Activities:
Net Income	$738,137	$117,202	$3,693	$47,221
Adjustments to Reconcile Net Income to Net Cash
Provided By (Used In) Operating Activities:
Depreciation and Amortization	1,284	466	0	0
Changes in assets and liabilities:
Accounts Receivable	1,069,054	(979,352)	(140,421)	1,027,919
Employee Advances	(40,000)	0	0	(40,000)
Accounts Payable and Accrued Expenses	78,487	133,736	58,276	166,887
Customer Deposits	(784,455)	784,455	0	(488,576)
Net Cash Provided By (Used In) Operating
Activities	1,062,507	56,507	(78,452)	713,451

Cash Flows from Investing Activities:
Payments for Purchases of Property and Equipment and	(6,590)	(3,107)	0	0
Net Cash Used In Investing Activities	(6,590)	(3,107)	0	0

Cash Flows from Financing Activities:
Proceeds from Notes Payable	149,750	50,000	60,000	149,750
Payments to Stockholders	(1,170,604)	-	19,000	(840,000)
Payments to Related Parties	(58,596)	(92,560)	0	0
Net Cash (Used In) Provided By Financing Activities	(1,079,450)	(42,560)	79,000	(690,250)

(Decrease) Increase in Cash and Cash Equivalents	(23,533)	10,840	548	23,201
Cash and Cash Equivalents - Beginning of Period	32,272	21,432	8,739	32,272

CASH AND CASH EQUIVALENTS – END OF
PERIOD	$8,739	$32,272	$9,287	$55,473

See Notes to Financial Statements

Exhibit 99.1: Page 3

VERTICALFALLS SOFTWARE INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND
THE SIX MONTHS ENDED JUNE 2007 AND 2006

The accompanying unaudited Condensed Consolidated Financial Statements as of June 30, 2007 and for the six months ended June 30, 2007 and 2006 have been prepared in accordance with the accounting policies described in the Annual Financial Statements for the years ended December 31, 2007 and 2006 and should be read in conjunction with the Financial Statements and notes included therein.

In the opinion of management, all adjustments (primarily consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented have been included and the disclosures herein are adequate. The results for interim periods are unaudited and not necessarily indicative of the results that can be expected for a full year.

Note 1 - Nature of the Business

VerticalFalls Software, Inc. (“VerticalFalls”) was incorporated as a Virginia corporation on August 29, 2003. VerticalFalls has developed a Contact Relationship Manager (CRM) solution for brokers in the financial services industry. The software is targeted at Registered Representatives and financial organizations that desire to incorporate the niche-specific tools into their business. It provides the broker a comprehensive business management and compliance assurance tool.

Note 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Accounts Receivable

Management must make estimates of the uncollectibility of accounts receivable. Management specifically analyzes accounts receivable, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. An allowance for doubtful accounts is not provided since, in the opinion of management all accounts receivable recorded on the books are deemed collectible.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Exhibit 99.1: Page 4

VERTICALFALLS SOFTWARE INC.
NOTES TO FINANCIAL STATEMENTS (continued)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND
THE SIX MONTHS ENDED JUNE 2007 AND 2006

Note 2 - Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets. The estimated useful life is three years for computer equipment and five years for office equipment. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets as determined by estimated discounted cash flows. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company has not recorded any impairment losses since its inception.

Revenue Recognition

Revenues from its software tools and data services are recognized ratably as earned over the term of the subscriptions. The Company invoices and is paid on a monthly basis for access to its proprietary software and database.

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments - An Amendment of FASB No. 133 and 140. The purpose of SFAS statement No. 155 is to simplify the accounting for certain hybrid financial instruments by permitting fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. SFAS No. 155 also eliminates the restriction on passive derivative instruments that a qualifying special-purpose entity may hold. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of any entity’s first fiscal year beginning after September 15, 2006. The adoption of this standard on January 1, 2007 did not have a material effect on our financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS No. 157 requires companies to disclose the fair value of their financial instruments according to a fair value hierarchy as defined in the standard. Additionally, companies are required to provide enhanced disclosure regarding financial instruments in one of the categories (level 3), including a reconciliation of the beginning and ending balances separately for each major category of assets and liabilities. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We believe that the adoption of SFAS No. 157 will not have a material impact on our financial statements.

Exhibit 99.1: Page 5

VERTICALFALLS SOFTWARE INC.
NOTES TO FINANCIAL STATEMENTS (continued)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND
THE SIX MONTHS ENDED JUNE 2007 AND 2006

Recent Accounting Pronouncements (continued)

In July 2006, the FASB issued FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides a guidance on de-recognition, classification interest and penalties, accounting in interim periods, disclosure and transition. We believe this will not have a material impact on our financial statements.

Income Taxes

The Company has elected to be taxed for federal and state income tax purposes, as a small business (Sub-Chapter S) corporation. Under this status, the stockholders are liable for any federal and state income taxes due.

Note 3 - Property and Equipment

Property and equipment consists of the following:

	12-31-06	12-31-05	6-30-07
Computer Equipment	$9,698	$3,107	$9,698
	9,698	3,107	9,698
Less: accumulated depreciation	1,750	466	1,750
Property and Equipment, Net	$7,948	$2,641	$7,948

Note 4 – Notes Payable

In May 2005, the Company obtained a line of credit in the amount of $50,000 with a bank.

During the period from May 2005 to January 2007, the Company received increases in the line of credit totaling $250,000, making the line of credit $300,000. The line of credit bears interest at a rate of prime plus 1% and matures on May 15, 2008.

The unpaid balance on the line of credit for the years ended December 31, 2006 and 2005 was $199,750 and $50,000, respectively. The unpaid balance on the line of credit at June 30, 2007 was $259,750.

Note 5 – Related Party Transaction

Related Party Loan

The stockholders of the Company advanced funds to the company. There is no interest accrued on these loans and no set repayment schedule. The unpaid balance on the loans at December 31, 2006 and 2005 was $0 and $58,596, respectively. The unpaid balance on the loans at June 30, 2007 was $0.

Exhibit 99.1: Page 6

VERTICALFALLS SOFTWARE INC.
NOTES TO FINANCIAL STATEMENTS (continued)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005 AND
THE SIX MONTHS ENDED JUNE 2007 AND 2006

Note 6 - Concentrations of Credit Risk

Significant Customers

For the years ended December 31, 2007 and 2006, the Company had one customer, which accounted for approximately 90%, of the total revenue. For the six months ended June 30, 2007 and 2006, the Company had one customer, which accounted for approximately 90%, of the total revenue.

Note 7 – Subsequent Event

Asset Acquisition

On August 21, 2007, certain assets and liabilities of the Company were acquired by SLM Holding, Inc., a publicly held company. Under the terms of the purchase agreement, the stockholders received approximately 5,250,000 shares of SLM Holdings, Inc. common stock.

Exhibit 99.1: Page 7